EVERY CONTRACT OWNER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call 1-866-298-8476 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Voting Instruction Card and return in the postage-paid envelope

VOTE IN PERSON Attend Shareholder Meeting Thrivent Financial for Lutherans building, 625 Fourth Avenue South Minneapolis, MN 55415 on August 14, 2015

Please detach at perforation before mailing.

VOTING INSTRUCTION CARD	THRIVENT SERIES FUND, INC.	VOTING INSTRUCTION CARD
PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 14, 2015 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THRIVENT SERIES FUND, INC.

The undersigned hereby appoints David S. Royal, Michael W. Kremenak and James M. Odland, and each of them, attorneys and proxies for the undersigned, with full power of substitution and resubstitution, to attend, vote and act for the undersigned at the above-referenced Special Meeting of Shareholders, to be held at the Thrivent Financial for Lutherans building, 625 Fourth Avenue South, Minneapolis, Minnesota 55415 on August 14, 2015 at 9:30 a.m. Central Time, and at any adjournment or adjournments thereof, casting votes according to the number of shares of the particular portfolio which the undersigned may be entitled to vote with respect to the proposal set forth on the reverse, and any other matters to come before the Special Meeting, in accordance with the specification indicated, if any, and with all the powers which the undersigned would possess if personally present, hereby revoking any prior proxy to vote at such Special Meeting, and hereby ratifying and confirming all that said attorneys and proxies, or each of them, may lawfully do by virtue hereof.

If you sign below but do not mark instructions, the proxies will vote all shares of the portfolio of Thrivent Series Fund, Inc. attributable to your account value FOR the proposal. If you fail to return this Voting Instruction Card, the proxies will vote all shares attributable to your account value in proportion to the timely voting instructions actually received from contract owners in the separate account.

VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-866-298-8476

Note: Please sign exactly as your name(s) appear(s) on this Proxy Card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature

Signature of joint owner, if any

Date	TSF_26705_VI_060115-BK2

EVERY CONTRACT OWNER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Thrivent Series Fund, Inc.

Special Meeting of Shareholders to Be Held on August 14, 2015.

The Proxy Statement for this meeting is available at:

https://www.proxy-direct.com/thr-26705

TARGET PORTFOLIO	ACQUIRING PORTFOLIO
Thrivent Partner Small Cap Growth Portfolio	Thrivent Small Cap Stock Portfolio
Thrivent Partner Small Cap Value Portfolio	Thrivent Small Cap Stock Portfolio
Thrivent Mid Cap Growth Portfolio	Thrivent Mid Cap Stock Portfolio
Thrivent Partner Mid Cap Value Portfolio	Thrivent Mid Cap Stock Portfolio
Thrivent Natural Resources Portfolio	Thrivent Large Cap Stock Portfolio
Thrivent Partner Technology Portfolio	Thrivent Large Cap Growth Portfolio

Please detach at perforation before mailing.

THE SOLICITATION OF THIS PROXY IS MADE ON BEHALF OF THE BOARD OF DIRECTORS. YOUR VOTE IS IMPORTANT.

THE BOARD RECOMMENDS THAT YOU CAST YOUR VOTE FOR THE PROPOSAL.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example:  ■

1.	To approve an Agreement and Plan of Reorganization pursuant to which the Target Portfolio would (i) transfer all of its assets to the Acquiring Portfolio, in exchange for shares of the Acquiring Portfolio, (ii) distribute such shares of the Acquiring Portfolio to contract owners of the Target Portfolio, and (iii) dissolve.

TARGET PORTFOLIO	ACQUIRING PORTFOLIO
		FOR	AGAINST	ABSTAIN
01 Thrivent Partner Small Cap Growth Portfolio	Thrivent Small Cap Stock Portfolio	☐	☐	☐
02 Thrivent Partner Small Cap Value Portfolio	Thrivent Small Cap Stock Portfolio	☐	☐	☐
03 Thrivent Mid Cap Growth Portfolio	Thrivent Mid Cap Stock Portfolio	☐	☐	☐
04 Thrivent Partner Mid Cap Value Portfolio	Thrivent Mid Cap Stock Portfolio	☐	☐	☐
05 Thrivent Natural Resources Portfolio	Thrivent Large Cap Stock Portfolio	☐	☐	☐
06 Thrivent Partner Technology Portfolio	Thrivent Large Cap Growth Portfolio	☐	☐	☐

2.	To consider and act upon any matter related to the foregoing and to transact other business that may properly come before the Special Meeting and all adjournments.

THE PROXIES ARE AUTHORIZED TO VOTE, IN THEIR DISCRETION, UPON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS, POSTPONEMENTS OR DELAYS THEREOF.

TSF_26705_VI_060115-BK2